CERTIFICATE OF ADJUSTMENT


  Pursuant to Section 12 of the Rights Agreement (the "Rights Agreement"), dated as of November 24, 1987, as amended as of October 25, 1988 and as of October 24, 1989, between Westvaco Corporation (the "Company") and The Bank of New York, as Rights Agent, the Company hereby certifies as follows:

  On October 2, 1995, a three-for-two split of the Company's Common Stock par value $5.00 per share (the
  "Common Stock") was effected in the form of a 50% stock dividend to shareholders of record on September 1, 1995.

  Pursuant to Section 11(p) of the Rights Agreement,
  effective as of October 2, 1995, the number of Rights
  with respect to each share of Common Stock is adjusted
  from 1 (one)   to 2/3rds (two-thirds).



  Dated this   11th   day of   November , 1996.


                          WESTVACO CORPORATION



                              By:


                           John W. Hetherington
                    Vice President and Corporate Secretary



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  The undersigned registrant hereby amends its Registration
  Statement on Form 8 dated December 7, 1987, as amended on
  November 10, 1988 and October 24, 1989, as follows:

  Item 1.    Description of Securities To Be Registered.

On October 2, 1995, a three-for-two split of the Common Stock of the Company was effected in the form of a 50% stock dividend to
shareholders of record on September 1, 1995.   As a result of
such stock dividend, an adjustment was made with respect to the Rights in accordance with the terms and provisions of the Rights
Agreement.   A copy of the certificate of adjustment (the
"Certificate of Adjustment") delivered to the Rights Agent pursuant to Section 12 of the Rights Agreement, setting forth such adjustments, is attached hereto as Exhibit 5 and is incorporated herein by reference.


Item 2. Exhibits.

        5.   Certificate of Adjustment dated   November 11, 1996,
             delivered to The Bank of New York, as Rights Agent.